     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1999

                                                         REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               F.Y.I. INCORPORATED
             (Exact name of registrant as specified in its charter)


              DELAWARE                                7389                                    75-2560895
    (State or other jurisdiction             (Primary Standard Industrial                  (I.R.S. Employer
         of incorporation or                  Classification Code Number)               Idntification Number)
            organization)


                         3232 MCKINNEY AVENUE, SUITE 900
                               DALLAS, TEXAS 75204
                                 (214) 953-7555
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                 ---------------

                                ED H. BOWMAN, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               F.Y.I. INCORPORATED
                         3232 MCKINNEY AVENUE, SUITE 900
                               DALLAS, TEXAS 75204
                                 (214) 953-7555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ---------------

                                    Copy to:

      MARGOT T. LEBENBERG, ESQ.                 CHRISTOPHER T. JENSEN, ESQ.
SENIOR VICE PRESIDENT, SECRETARY AND            MORGAN, LEWIS & BOCKIUS LLP
           GENERAL COUNSEL                            101 PARK AVENUE
         F.Y.I. INCORPORATED                      NEW YORK, NEW YORK 10178
   3232 MCKINNEY AVENUE, SUITE 900                     (212) 309-6134
         DALLAS, TEXAS 75204

                                 ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                 ---------------

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                                 ---------------

                         CALCULATION OF REGISTRATION FEE



                                                         PROPOSED MAXIMUM          PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF          AMOUNT TO BE        OFFERING PRICE          AGGREGATE OFFERING             AMOUNT OF
    SECURITIES TO BE REGISTERED        REGISTERED            PER UNIT                    PRICE               REGISTRATION FEE
    ---------------------------        ----------            --------                    -----               ----------------
Common Stock, $.01 par value....        3,012,217         $  34.13(1)             $ 102,806,966(1)             $  27,141(2)
----------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the closing price of the Common Stock reported on the Nasdaq National Market on December 15, 1999.

(2) Pursuant to Rule 429 under the Securities Act of 1933, as amended, 1,012,217 shares and the filing fee of $9,120 paid with respect to those shares are being carried forward from Registration Statement No. 333-24015 to this Registration Statement. Therefore, a registration fee of $18,021 is being paid in connection with the filing of this Registration Statement.
                                 ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IS THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



PROSPECTUS                                               Subject to Completion
                                                         December 17, 1999

                                3,012,217 SHARES
                               F.Y.I. INCORPORATED
                                  COMMON STOCK
                                 ---------------


         This prospectus covers 3,012,217 shares of common stock that we may issue and sell from time to time in business combination transactions. We and the owners or controlling persons of the businesses or assets acquired will negotiate terms of any business combination. We will determine the value of the shares of common stock to be issued at prices reasonably related to market prices current either at the time of agreement on the terms of a business combination or at or about the time of delivery of the shares. We may also permit this prospectus to cover sales by persons or entities who have received shares of common stock under this prospectus and who elect to use this prospectus to cover the resale of the shares.

         We will pay expenses of the offering. We will not pay any underwriting discounts or commissions in connection with the issuance or sale of any shares, although we may pay finders fees in connection with specific business combinations. Any person receiving a finders fee may be deemed to be an underwriter of the shares issued in the transaction.

         Our common stock is listed on the Nasdaq National Market ("Nasdaq") under the ticker symbol "FYII". On December 15, 1999, the closing price of one share of our common stock on Nasdaq was $34.13.

BEFORE PURCHASING SHARES OUR COMMON STOCK YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS SECTION OF THIS PROSPECTUS WHICH BEGIN ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December   , 1999

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON ORAL OR WRITTEN REQUEST TO F.Y.I. INCORPORATED, 3232 MCKINNEY AVENUE, SUITE 900, DALLAS, TEXAS 75204, ATTENTION: INVESTOR RELATIONS (TEL. NO. (214) 953-7555). TO ENSURE TIMELY DELIVERY OF THE INFORMATION, YOU SHOULD MAKE YOUR REQUEST AT LEAST FIVE BUSINESS DAYS BEFORE THE DAY YOU MUST MAKE YOUR INVESTMENT DECISION.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an internet site at http://www.sec.gov where certain information regarding issuers (including us) may be found.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding F.Y.I. Incorporated and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its internet site.

         Our common stock is traded on The Nasdaq National Market. Our proxy statements and other SEC filings can also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington D.C. 20006.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until we terminate the offering of these shares.

         (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.
         (2) Our Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 1999, June 30, 1999 and September 30, 1999.
         (3) Our Current Reports on Form 8-K filed on March 2, 1999 and August 20, 1999.
         (4) The description of our common stock contained in the registration statement on Form 8-A filed on December 22, 1995.

You may request a copy of these documents, by writing to:

F.Y.I. Incorporated
3232 McKinney Avenue, Suite 900
Dallas, Texas 75204
Attention: Investor Relations
Telephone: (214) 953-7555

         There will be no cost for a copy of the documents, other than for exhibits which are not specifically incorporated by reference into the information that this prospectus incorporates.

                                   THE COMPANY

         We are a market leader in document and information outsourcing solutions. We offer customers in information-intensive industries - such as healthcare, legal, banking, insurance, retailing, manufacturing and government -the solutions to manage their document and information needs, enabling these organizations to concentrate on their core competencies.

         A national single-source provider, we operate approximately 110 facilities nationwide with over 9,000 employees providing services in 39 states, Washington, D.C., Puerto Rico, Mexico and the Caribbean.

         We serve a diverse and high-profile client base, delivering the resources of a strong national company through personal relationships, on which clients have come to rely. Since multiple document and information management functions can be outsourced to us, companies no longer have to deal with a multitude of vendors. As a full-service alternative, our clients can rely on us to be a single point of accountability.

         An estimated four trillion documents are generated annually in the United States. A significant portion of the processing, management and storage of these documents is outsourced to small service companies. Further, we believe that the document and information outsourcing solutions market is growing due to several factors, including: (a) government regulations that require lengthy document retention periods and rapid accessibility for many types of records; (b) increased customer expectations of low cost access to records on short notice and, in many instances, at disparate locations; (c) the increasing litigiousness of society, necessitating access to relevant documents and records for extended periods; and (d) continuing advancements in computer, networking, facsimile, printing and other technologies which have greatly facilitated the production and wide distribution of documents.

         Our target clients generate large volumes of documents and require specialized processing, distribution, storage and retrieval of these documents and the information they contain. We believe that these clients will continue to increase their outsourcing of document and information management in order to maintain their focus on core operating competencies and revenue generating activities; reduce fixed costs, including labor and equipment costs; and gain access to new technologies without incurring the expense and risk of near-term obsolescence of such technologies.

         The document and information outsourcing solutions business is highly fragmented. We believe that many small document management and information services businesses: (a) have insufficient capital for expansion;
(b) cannot keep abreast of rapidly changing technologies; (c) lack effective marketing programs; and (d) are unable to meet the needs of large, geographically dispersed clients. In addition, there are a limited number of options for owners of such businesses to obtain liquidity by selling their businesses. As a result, we believe that many owners of such businesses will continue to be receptive to our acquisition program which will selectively focus on specific companies that we believe will add significant synergies to our existing operating base.

         We are a Delaware corporation. Our executive offices are located at 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, and our telephone number is (214) 953-7555.

AN INVESTMENT IN F.Y.I. INCORPORATED INVOLVES A SIGNIFICANT DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ADDITION TO OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK.

WE MAY NOT BE ABLE TO CONTINUE TO EFFECTIVELY INTEGRATE ALL OF OUR OPERATING COMPANIES.

         Our growth and future financial performance depend on our ability to continue to integrate all of our operating companies. We may not achieve integration unless we effectively combine the operations of all our operating companies. A number of our operating companies offer different services, use different capabilities and technologies and target different geographic markets and client segments. These differences increase the risk in successfully completing the integration of our operating companies. We need to centralize certain functions to achieve cost savings and develop programs and processes that will promote cooperation and the sharing of opportunities and resources. Any difficulties we encounter in the integration process could adversely affect us and we cannot assure you that the operating results of the Company will match or exceed the combined individual operating results achieved by our operating companies prior to their acquisition.

WE MAY NOT BE ABLE TO MANAGE OUR RAPID GROWTH

         We cannot be sure that our management group will effectively be able to oversee us and implement our operating or growth strategies. Further, to the extent that we are able to implement fully our acquisition strategy, our growth will place significant demands on management and on our internal systems and controls. We cannot assure you that our management group will effectively be able to direct us through a continued period of significant growth. In addition, we cannot assure you that our current systems will be adequate for our future needs or that we will be successful in implementing new systems.

WE NEED TO BE ABLE TO ACQUIRE COMPANIES SUCCESSFULLY

         An element of our growth strategy is the acquisition of additional companies that will complement our existing businesses. We cannot assure you that we will be able to identify or reach mutually agreeable terms with acquisition candidates and their owners, or that we will be able to profitably manage additional businesses or successfully integrate such additional businesses into us without substantial costs, delays or other problems. Acquisitions may involve a number of special risks including: (a) adverse short-term effects on our reported operating results; (b) diversion of management's attention; (c) dependence on retention, hiring and training of key personnel; (d) risks associated with unanticipated problems or legal liabilities; and (e) amortization of acquired intangible assets. Some or all of these risks could have a material adverse effect on our operations and financial performance. In addition, to the extent that consolidation becomes more prevalent in the industry, the prices for attractive acquisition candidates may be bid up to higher levels. In any event, we cannot assure you that businesses acquired in the future will achieve sales and profitability that justify the investment therein.

WE WILL NEED TO FINANCE OUR POTENTIAL GROWTH THROUGH ACQUISITIONS

         We currently intend to finance future acquisitions by using cash and our common stock for all or a portion of the consideration to be paid. In the event that our common stock does not maintain sufficient value, or potential acquisition candidates are unwilling to accept our common stock as consideration for the sale of their businesses, we may be required to use more cash, if available, in order to continue our acquisition program. If we do not have sufficient cash, our growth could be limited unless we are able to obtain capital through additional debt or equity financings. Under our line of credit with Paribas (the "1998 Credit Agreement"), we and our subsidiaries could borrow, on a revolving credit basis, loans in an aggregate outstanding principal amount of $150.0 million for working capital, general corporate purposes and acquisitions, subject to certain restrictions in our line of credit. As of December 17, 1999, the availability under the line of credit was approximately $50 million. We cannot assure you, however, that funds available under our line of credit will be sufficient for our needs.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE

         The price of our common stock may be volatile. Our quarterly results of operations may vary materially as a result of the timing and structure of our acquisitions, the timing and magnitude of costs related to acquisitions, the gain or loss of material client relationships and variations in the prices charged by us for our services. In addition, since a significant portion of our revenue is generated on a project-by-project basis, the timing or completion of material projects could result in fluctuations in our results of operations for particular quarterly periods. Fluctuations in operating results may adversely affect the market price of our common stock. The market price for our common stock may also fluctuate in response to material announcements by us or our significant clients or competitors, changes in the economic or other conditions impacting our targeted client segments or changes in general economic conditions. Further, the securities markets have experienced significant price and volume fluctuations from time to time that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the market price of our common stock.

WE DEPEND ON CERTAIN CLIENT INDUSTRIES AND TECHNOLOGY

         We derive our revenue primarily from document and information intensive industries. Fundamental changes in the business practices of any of these client industries, whether due to regulatory, technological, the internet or other developments, could cause a material reduction in demand by our clients for the services offered by us. Any reduction in demand would have a material adverse effect on our results of operations. The document and information management services industry is characterized by technological change, evolving customer needs and emerging technical standards. Although we believe that we will be able to continue to offer services based on the newest technologies, we cannot assure you that we will be able to obtain any of these technologies, that we will be able to effectively implement these technologies on a cost-effective or timely basis or that such technologies will not render obsolete our role as a third party provider of document and information management services.

WE FACE INTENSE COMPETITION

         The document and information management services industry is highly competitive. A significant source of competition is the in-house document handling capability of our targeted client base. We cannot assure you that these businesses will outsource more of their document and information management needs or that such businesses will not bring in-house services that they currently outsource. In addition, certain of our competitors are larger businesses and have greater financial resources than we. Certain of these competitors operate in broader geographic areas than we do, and others may choose to enter our areas of operation in the future. In addition, we intend to enter new geographic areas through internal growth and acquisitions and expect to encounter significant competition from established competitors in each new area. As a result of this highly competitive environment, we may lose customers or have difficulty in acquiring new customers and new companies, and our results of operations may be adversely affected.

WE DEPEND ON OUR KEY PERSONNEL

         Our operations are dependent on the continued efforts of our executive officers and on senior management of our operating companies. Also, we will likely depend on the senior management of businesses acquired in the future. If any of these people is unable or unwilling to continue in his or her present role, or if we are unable to attract and retain other skilled employees, our business could be adversely affected. We do not currently have key person life insurance covering any of our executive officers or other members of senior management.

WE MAY BE LIABLE FOR BREACH OF CONFIDENTIALITY

         A substantial portion of our business involves the handling of documents containing confidential and other sensitive information. Although we have established procedures intended to prevent any unauthorized disclosure of confidential information and, in some cases, have contractually limited our potential liability for unauthorized disclosure of such information, we cannot assure you that unauthorized disclosures will not result in material liability to us.

WE MAY HAVE BUSINESS INTERRUPTIONS

         Certain of our operations are performed at a single location and are dependent on continuous computer, electrical and telephone service. As a result, any disruption of our day-to-day operations could have a material adverse effect upon us. We cannot assure you that a fire, flood, earthquake, power loss, telephone service loss, problems caused by the Year 2000 issues or other event affecting one or more of our facilities would not disable these services. Any significant damage to any facility or other failure that causes significant interruptions in our operations may not be covered by insurance. Any uninsured or underinsured loss could have a material adverse effect on our business, financial condition or results of operations.

OUR PUBLIC SECTOR CONTRACTS ARE SUBJECT TO GOVERNMENT REGULATIONS

         A portion of our present business involves public sector contracts, and we anticipate a growing portion of our business coming from local, state and federal government agencies. Public sector contracts are subject to detailed regulatory requirements and public policies, as well as to funding priorities. Contracts with public sector customers may be conditioned upon the continuing availability of public funds, which in turn depends upon lengthy and complex budgetary procedures, and may be subject to certain pricing constraints. Moreover, public sector contracts may generally be terminated for a variety of factors, including when it is in the best interests of the respective governmental entity. We cannot assure you that these factors or others unique to contracts with governmental entities will not have a material adverse effect on our business, financial condition and results of operations.

MANAGEMENT EXERCISES SUBSTANTIAL CONTROL OVER OUR AFFAIRS

         As of December 31, 1998, our directors and executive officers owned approximately 13.2% of the shares of our common stock. Our directors and executive officers exercise substantial control over our affairs. If these persons act together, they might be able to elect a sufficient number of directors to control our Board of Directors and to approve or disapprove any matter submitted to a vote of our stockholders.

FUTURE SALES OF OUR SHARES MAY ADVERSELY AFFECT OUR STOCK PRICE

         The market price of our common stock could be adversely affected by the sale of substantial amounts of our common stock in the public market. In addition, many shares are subject to contractual restrictions on resale which generally expire two years from the date of issuance.

         We have an acquisition program under which we completed, and may pursue, acquisitions that are accounted for under the pooling-of-interests method of accounting. Under the pooling-of-interests method of accounting, the affiliates of the acquired companies, which are generally all of the stockholders of the companies acquired by us, must be free to sell or otherwise transfer shares of our common stock received in the acquisition, subject to their compliance with federal securities laws, as soon as we release results of operations that reflect the combined operations of us and the acquired company for a minimum of 30 days. If such shares are unregistered, we typically agrees to register 49% within one year from the date of acquisition. If a significant number of shares of our common stock are issued in acquisitions that are consummated in close proximity to each other, such shares will become freely tradable at the same time. If a large number of shares are sold by stockholders in the market as soon as their shares became freely transferable, the price of our common stock could be adversely affected.

OUR SYSTEMS AND THIRD-PARTY SYSTEMS WHICH AFFECT OUR BUSINESS MAY NOT ACHIEVE YEAR 2000 READINESS

         The "Year 2000 Issue" describes the use of two digits rather than four digits to define the applicable year in certain computer programs. In the year 2000, any of our computer programs that have two digit date-sensitive software may interpret a date of "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. We are progressing in our completion of the various tasks and target dates identified in our Year 2000 work plan. We estimate that the total cost of the Year 2000 project will be approximately $4.3 to $4.6 million. As of September 30, 1999, we had incurred approximately $4.0 million of Year 2000 costs. Due to the general uncertainty inherent in the Year 2000 process, resulting in part from customers, vendors and utility companies, we are unable to determine a reasonable worst case scenario at this time.

WE MAY HAVE ENVIRONMENTAL LIABILITIES IN THE FUTURE

         We are subject to regulations and ordinances that govern activities or operations that may have adverse environmental effects, such as discharges to air and water. We are not aware of any environmental conditions relating to present or past waste generation at or from these facilities that would be likely to have a material adverse effect on our business, financial condition or results of operations. However, we cannot assure you that environmental liabilities in the future will not have a material adverse effect on our business, financial condition or results of operations.

THE BOARD OF DIRECTORS MAY BE ABLE TO DELAY OR PREVENT TAKEOVERS

         Our Board of Directors is empowered to issue preferred stock without stockholder action. The existence of this "blank-check" preferred could render more difficult or discourage an attempt to obtain control of us by means of a tender offer, merger, proxy contest or otherwise.

                         FORWARD-LOOKING INFORMATION

         This prospectus contains certain forward-looking statements such as our or our management's intentions, hopes, beliefs, expectations, strategies, predictions or any other variation thereof or comparable phraseology of the our future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including, without limitation, variations in quarterly results, volatility of our stock price, development by competitors of new or superior products or services, the entry into the market by new competitors, the sufficiency of our working capital and our ability to realize benefits from consolidating certain general and administrative functions, to assimilate and integrate acquisitions, to continue our aggressive acquisition program, to retain management, to implement our focused business strategy to expand our document and information management services geographically, to retain customers or attract customers from other businesses, to increase revenue by cross-selling services and to successfully defend ourself in ongoing and future litigation. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

THE COMPANY

         This prospectus relates to 3,012,217 shares of common stock that we may offer and issue from time to time in connection with our acquisition of other businesses, properties or equity and/or debt securities in business combination transactions. This prospectus will also relate to some shares of common stock that persons who acquired shares pursuant to this prospectus may resell or reoffer.

         We intend to concentrate our acquisitions in areas related to our current business. If the opportunity arises, however, we may make acquisitions that are either complementary to our present operations or that we consider advantageous even though the business may not be the same as our present activities. The consideration for any such acquisition will be determined by negotiations between us and the owners or controlling persons of the acquired businesses or assets. We expect that the shares of common stock issued in any acquisition will be valued at a price reasonably related to the market value of the common stock either at the time we agree on the terms of an acquisition or at the end of delivery of the shares.

         We do not expect to pay underwriting discounts or commissions in connection with the issuance of shares of common stock under this prospectus. However, we may pay finders fees or brokers commissions in connection with specific acquisitions, and these fees may be paid in shares of common stock covered by this prospectus. Any person receiving a fee may be an underwriter within the meaning of the Securities Act.

SELLING STOCKHOLDERS

         We may from time to time permit persons who receive shares of common stock in business combinations to resell their shares using this prospectus.

         These sales may be effected from time to time on the Nasdaq at prevailing prices or at negotiated prices. The selling stockholders may also sell shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of the shares on Nasdaq.

         The selling stockholders may use broker-dealers to effect these transactions. These broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the sales. The selling stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be underwriters within the meaning of the Securities Act, and any commissions received or profits realized may be deemed to be underwriting discounts and commissions under the Securities Act. We and the selling stockholders may also agree to indemnify the broker-dealers against certain liabilities under the Securities Act. In addition, we may agree to indemnify the selling stockholders and any underwriter of the shares of common stock against certain liabilities under the Securities Act or, if indemnity is unavailable, to contribute toward amounts required to be paid in respect to such liabilities.

         If required under the Securities Act, we will file a supplemental prospectus disclosing the name of any selling stockholder, the name of any broker-dealers involved in a sale, the commissions paid or discounts or concessions allowed and other facts material to the transaction.

         We may agree to pay certain costs and expenses that the selling stockholders incur in connection with the registration of their shares, but we expect that the selling stockholders pay all selling commissions, transfer taxes and related charges in connection with the offer and sale of their shares.

         The seller stockholders may sell the shares of common stock offered hereby from time to time and may choose to sell less than all or none of such shares.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered by this prospectus has been passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York.

                                     EXPERTS

         The audited consolidated financial statements for the year ended December 31, 1998 incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports, with respect thereto, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE INFORMATION OR MAKE ANY REPRESENTATION ABOUT THIS OFFERING THAT IS NOT IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS PROHIBITED. INFORMATION IN THIS PROSPECTUS IS CORRECT ONLY AS OF ITS DATE, REGARDLESS OF WHEN ANY LATER OFFER OR SALE OCCURS.

                                 ---------------

                                TABLE OF CONTENTS
                                 ---------------

                                                                         PAGE
                                                                         ----
Available Information............................................          2
Documents Incorporated by Reference..............................          2
The Company......................................................          3
Risk Factors.....................................................          4
Foward-Looking Information.......................................          7
Plan of Distribution and Selling Stockholders....................          8
Legal Matters....................................................          9
Experts..........................................................          9

                                       10

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-Laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Six of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

         In accordance with Delaware law, the Company has entered into indemnification agreements with its directors pursuant to which it has agreed to pay certain expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they shall not have been entitled to indemnification.

         The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                  (a)      Exhibits

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
    2.1          --      Agreement and Plan of Reorganization, dated as of
                         October 25, 1995, by and among F.Y.I. Incorporated,
                         Deliverex, Incorporated, ASK Record Management, Inc.,
                         Deliverex Acquisition Corp., and the Stockholders named
                         therein (Incorporated by reference to Exhibit 2.1 to
                         Amendment No. 1 to the Company's Registration Statement
                         on Form S-1 (Registration No. 33-98608) effective
                         January 12, 1996)


                                      11


    2.2          --      Agreement and Plan of Reorganization, dated as of
                         October 25, 1995, by and among F.Y.I. Incorporated, C.
                         & T. Management Services, Inc., Qualidata, Inc., DPAS
                         Acquisition Corp., and the Stockholders named therein
                         (Incorporated by reference to Exhibit 2.2 to Amendment
                         No. 1 to the Company's Registration Statement on Form
                         S-1 (Registration No. 33-98608) effective January 12,
                         1996)

    2.3          --      Agreement and Plan of Reorganization, dated as of
                         October 25, 1995, by and among F.Y.I. Incorporated,
                         Melanson & Associates, Inc., Bay Area Micrographics,
                         Researchers Acquisition Corp., and the Stockholders
                         named therein (Incorporated by reference to Exhibit 2.3
                         to Amendment No. 1 to the Company's Registration
                         Statement on Form S-1 (Registration No. 33-98608)
                         effective January 12, 1996)

    2.4          --      Agreement and Plan of Reorganization, dated as of
                         October 25, 1995, by and among F.Y.I. Incorporated,
                         Paragon Management Group, Inc., Recordex Acquisition
                         Corp., Recordex Services, Inc., and the Stockholders
                         named therein (Incorporated by reference to Exhibit 2.4
                         to Amendment No. 1 to the Company's Registration
                         Statement on Form S-1 (Registration No. 33-98608)
                         effective January 12, 1996)

    2.5          --      Agreement and Plan of Reorganization, dated as of
                         October 25, 1995, by and among F.Y.I. Incorporated,
                         Permanent Records Inc., Permanent Records Acquisition
                         Corp., and the Stockholders named therein (Incorporated
                         by reference to Exhibit 2.5 to Amendment No. 1 to the
                         Company's Registration Statement on Form S-1
                         (Registration No. 33-98608) effective January 12, 1996)

    2.7         --       Agreement and Plan of Reorganization, dated as of
                         October 25, 1995, by and among Imagent Corporation,
                         Imagent Acquisition Corp. and the Stockholders named
                         therein (Incorporated by reference to Exhibit 2.7 to
                         Amendment No. 1 to the Company's Registration Statement
                         on Form S-1 (Registration No. 33-98608) effective
                         January 12, 1996)

    2.8         --        Agreement and Plan of Reorganization dated as of
                         October 25, 1995, by and among Mobile Information
                         Services Corporation, Inc., Imagent Acquisition Corp.
                         and the Stockholders named therein (Incorporated by
                         reference to Exhibit 2.8 to Amendment No. 1 to the
                         Company's Registration Statement on Form S-1
                         (Registration No. 33-98608) effective January 12, 1996)

    2.9         --       First Amendment to Agreement and Plan of
                         Reorganization, dated as of October 25, 1995, by and
                         among F.Y.I. Incorporated, Leonard Archives Inc.,
                         Leonard Acquisition Corp. and the Stockholders named
                         therein (Incorporated by reference to Exhibit 2.9 to
                         Amendment No. 1 to the Company's Registration Statement
                         on Form S-1 (Registration No. 33-98608) effective
                         January 12, 1996)

    2.10        --       First Amendment to Agreement and Plan of
                         Reorganization, dated as of November 14, 1995, by and
                         among F.Y.I. Incorporated, C. & T. Management Services,
                         Inc., Qualidata, Inc., DPAS Acquisition Corp., and the
                         Stockholders named therein (Incorporated by reference
                         to Exhibit 2.10 to Amendment No. 1 to the Company's
                         Registration Statement on Form S-1 (Registration No.
                         33-98608) effective January 12, 1996)

    2.11        --       Agreement and Plan of Reorganization, dated as of May
                         31, 1996, by and among F.Y.I. Incorporated, B&B
                         (Baltimore-Washington) Acquisition Corp., B&B


                                      12


                         Information and Image Management, Inc. and Charles J.
                         Bauer, Jr. (Incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 2 to the Company's
                         Registration Statement on Form S-1 (Registration No.
                         333-1084) effective July 11, 1996)

    2.12        --       Agreement and Plan of Reorganization, dated as of May
                         31, 1996, by and among F.Y.I. Incorporated, Premier
                         Acquisition Corp., Premier Document Management, Inc.,
                         PDM Services, Inc., Brian E. Whiteside, Christopher S.
                         Moore, Lynnette C. Pomerville and Gary T. Sievert
                         (Incorporated by reference to Exhibit 10.18 to
                         Post-Effective Amendment No. 2 to the Company's
                         Registration Statement on Form S-1 (Registration No.
                         333-1084) effective July 11, 1996)

    2.13       --        Asset Purchase Agreement, dated as of June 28, 1996, by
                         and among F.Y.I. Incorporated, Robert A. Cook
                         Acquisition Corp., Robert A. Cook and Staff, Inc. and
                         RAC Services, Inc., Robert A. Cook and Robert A. Cook
                         and Anna M. Cook, as Co-Trustees of the Cook 1993
                         Living Trust (Incorporated by reference to Exhibit
                         10.19 to Post-Effective Amendment No. 2 to the
                         Company's Registration Statement on Form S-1
                         (Registration No. 333-1084) effective July 11, 1996)

    2.14       --        Agreement and Plan of Reorganization, dated as of
                         August 30, 1996, by and among F.Y.I. Incorporated,
                         California Medical Record Service Acquisition Corp.,
                         C.M.R.S. Incorporated and Alan Simon (Incorporated by
                         reference to Exhibit 2.14 to Post-Effective Amendment
                         No. 3 to the Company's Registration Statement on Form
                         S-1 (Registration No. 333-1084) effective September 11,
                         1996)

    2.15      --         Agreement and Plan of Reorganization, dated as of
                         August 30, 1996, by and among F.Y.I. Incorporated,
                         Texas Medical Record Service Acquisition Corp., Texas
                         Medical Record Service, Inc., California Medical Record
                         Service Acquisition Corp. and Karen Jill Simon
                         (Incorporated by reference to Exhibit 2.15 to
                         Post-Effective Amendment No. 3 to the Company's
                         Registration Statement on Form S-1 (Registration No.
                         333-1084) effective September 11, 1996)

    2.16      --         Agreement and Plan of Reorganization, dated as of
                         August 30, 1996, by and among F.Y.I. Incorporated,
                         Minnesota Medical Record Service Acquisition Corp.,
                         Minnesota Medical Record Service, Inc. and Alan Simon
                         (Incorporated by reference to Exhibit 2.16 to
                         Post-Effective Amendment No. 3 to the Company's
                         Registration Statement on Form S-1 (Registration No.
                         333-1084) effective September 11, 1996)

    2.17     --          Agreement and Plan of Reorganization, dated as of
                         August 30, 1996, by and among F.Y.I. Incorporated, ZIA
                         Acquisition Corp., ZIA Information Analysis Group and
                         the shareholders named therein (Incorporated by
                         reference to Exhibit 2.17 to Post-Effective Amendment
                         No. 3 to the Company's Registration Statement on Form
                         S-1 (Registration No. 333-1084) effective September 11,
                         1996)

    2.18     --          Agreement and Plan of Reorganization, dated as of March
                         27, 1997, by and among F.Y.I. Incorporated, MAVRICC
                         Acquisition Corp., MAVRICC Management Systems, Inc.,
                         F.Y.I. Incorporated, Craig F. Moncher and Kyle C.
                         Kerbawy (Incorporated by reference to Exhibit 2.18 to
                         the Company's Current Report on Form 8-K filed on April
                         9, 1997)


                                      13



    2.19     --          Agreement and Plan of Reorganization, dated as of March
                         27, 1997, by and among F.Y.I. Incorporated, MMS Escrow
                         Acquisition Corp., MMS Escrow and Transfer Agency,
                         Inc., Craig F. Moncher and Kyle C. Kerbawy
                         (Incorporated by reference to Exhibit 2.19 to the
                         Company's Current Report Form 8-K filed on April 9,
                         1997)

    4       --           Form of certificate evidencing ownership of Common
                         Stock of F.Y.I. Incorporated (Incorporated by reference
                         to Exhibit 4.2 to Amendment No. 1 to the Company's
                         Registration Statement on Form S-1 (Registration No.
                         33-98608) effective January 12, 1996)

    5       --           Opinion of Morgan, Lewis & Bockius LLP

  23.1      --           Consent of Arthur Andersen LLP

  23.2      --           Consent of Morgan, Lewis & Bockius LLP (filed as part
                         of Exhibit 5)

    24      --           Power of Attorney (included with the signature page
                         hereof)


ITEM 22. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

                           (i) To include any  prospectus  required by Section
                  10(a)(3) of the  Securities  Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein and the offering of such securities at the time may be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

                  (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
         Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or caused to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                  (6) As follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (8) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved there, that was not the subject of and included in the registration statement when it became effective.

                  (10) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed by the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on December 17, 1999.

Date: December 17, 1999

                                       F.Y.I. INCORPORATED

                                       By:     /s/ ED H. BOWMAN, JR.
                                          --------------------------
                                                Ed H. Bowman, Jr.
                                          President and Chief Executive
                                                     Officer

                              POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Ed H. Bowman, Jr. and Margot T. Lebenberg, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date or dates indicated.


                   SIGNATURE                      CAPACITY IN WHICH SIGNED                    DATE
                   ---------                      ------------------------                    ----
/s/ ED H. BOWMAN, JR.                             Director, President and Chief         December 17, 1999
---------------------                             Executive Officer (Principal
Ed H. Bowman, Jr.                                 Executive Officer)


/s/ DAVID LOWENSTEIN                              Director, Executive Vice President    December 17, 1999
--------------------
David Lowenstein                                  -Corporate Development and Treasurer


/s/ TIMOTHY J. BARKER                             Senior Vice President and Chief       December 17, 1999
---------------------                             Financial Officer (Principal
Timothy J. Barker                                 Financial and Accounting Officer)


/s/ THOMAS C. WALKER                             Director                               December 17, 1999
--------------------
Thomas C. Walker

                                      16


                   SIGNATURE                      CAPACITY IN WHICH SIGNED                    DATE
                   ---------                      ------------------------                    ----
/s/ DONALD F. MOOREHEAD, JR.                      Director                              December 17, 1999
----------------------------
Donald F. Moorehead, Jr.


/s/ GREGORY R. MELANSON                           Director                              December 17, 1999
-----------------------
Gregory R. Melanson


/s/ G. MICHAEL BELLENGHI                          Director                              December 17, 1999
------------------------
G. Michael Bellenghi


/s/ JONATHAN B. SHAW                             Director                               December 17, 1999
--------------------
Jonathan B. Shaw


/s/ MICHAEL J. BRADLEY                           Director                               December 17, 1999
----------------------
Michael J. Bradley


/s/ HON. EDWARD M. ROWELL                        Director                               December 17, 1999
-------------------------
Hon. Edward M. Rowell


                                     INDEX TO EXHIBITS


EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
  2.1       --   Agreement and Plan of Reorganization, dated as of October 25, 1995, by and among F.Y.I. Incorporated, Deliverex, Incorporated, ASK Record
                 Management, Inc., Deliverex
                 Acquisition Corp., and the Stockholders named therein (Incorporated by reference to Exhibit 2.1 to Amendment No. 1 to the Company's
                 Registration Statement on Form S-1 (Registration No. 33-98608)
                 effective January 12, 1996)

  2.2       --   Agreement and Plan of Reorganization, dated as of October 25,1995, by and among F.Y.I. Incorporated, C. & T. Management Services, Inc.,
                 Qualidata, Inc., DPAS Acquisition Corp., and the Stockholders named therein (Incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No.
                 33-98608) effective January 12, 1996)

  2.3       --   Agreement and Plan of Reorganization, dated as of October 25, 1995, by and among F.Y.I. Incorporated, Melanson & Associates, Inc., Bay
                 Area Micrographics, Researchers Acquisition Corp., and the
                 Stockholders named therein (Incorporated by reference to Exhibit 2.3 to Amendment No. 1 to the Company's Registration Statement on Form
                 S-1 (Registration No. 33-98608) effective January 12, 1996)

  2.4       --   Agreement and Plan of Reorganization, dated as of October 25, 1995, by and among F.Y.I. Incorporated, Paragon Management Group, Inc.,
                 Recordex Acquisition Corp., Recordex Services, Inc., and the
                 Stockholders named therein (Incorporated by reference to Exhibit 2.4 to Amendment No. 1 to the Company's Registration Statement on Form
                 S-1 (Registration No. 33-98608) effective January 12, 1996)

  2.5       --   Agreement and Plan of Reorganization, dated as of October 25, 1995, by and among F.Y.I. Incorporated, Permanent Records Inc., Permanent
                 Records Acquisition Corp., and the Stockholders named therein
                 (Incorporated by reference to Exhibit 2.5 to Amendment No. 1 to the
                 Company's Registration Statement on Form S-1 (Registration No.
                 33-98608) effective January 12, 1996)

  2.7       --   Agreement and Plan of Reorganization, dated as of October 25, 1995, by and among Imagent Corporation, Imagent Acquisition Corp. and the
                 Stockholders named therein (Incorporated by reference to Exhibit 2.7 to Amendment No. 1 to the Company's Registration Statement on Form
                 S-1 (Registration No. 33-98608) effective January 12, 1996)

  2.8       --   Agreement and Plan of Reorganization dated as of October 25, 1995, by and among Mobile Information Services Corporation, Inc., Imagent
                 Acquisition Corp. and the Stockholders named therein (Incorporated by reference to Exhibit 2.8 to Amendment No. 1 to the Company's


                                      18


                 Registration Statement on Form S-1 (Registration No. 33-98608)
                 effective January 12, 1996)

  2.9       --   First Amendment to Agreement and Plan of Reorganization, dated as of
                 October 25, 1995, by and among F.Y.I. Incorporated, Leonard Archives
                 Inc., Leonard Acquisition Corp. and the Stockholders named therein
                 (Incorporated by reference to Exhibit 2.9 to Amendment No. 1 to the
                 Company's Registration Statement on Form S-1 (Registration No.
                 33-98608) effective January 12, 1996)

  2.10      --   First Amendment to Agreement and Plan of Reorganization, dated as of
                 November 14, 1995, by and among F.Y.I. Incorporated, C. & T.
                 Management Services, Inc., Qualidata, Inc., DPAS Acquisition Corp.,
                 and the Stockholders named therein (Incorporated by reference to
                 Exhibit 2.10 to Amendment No. 1 to the Company's Registration
                 Statement on Form S-1 (Registration No. 33-98608) effective January
                 12, 1996)

  2.11      --   Agreement and Plan of Reorganization, dated as of May 31, 1996, by and among F.Y.I. Incorporated, B&B (Baltimore-Washington) Acquisition
                 Corp., B&B Information and Image Management, Inc. and Charles J.
                 Bauer, Jr. (Incorporated by reference to Exhibit 10.17 to
                 Post-Effective Amendment No. 2 to the Company's Registration
                 Statement on Form S-1 (Registration No. 333-1084) effective July 11,
                 1996)

  2.12      --   Agreement and Plan of Reorganization, dated as of May 31,1996, by and among F.Y.I. Incorporated, Premier Acquisition Corp., Premier
                 Document Management, Inc., PDM Services, Inc., Brian E. Whiteside,
                 Christopher S. Moore, Lynnette C. Pomerville and Gary T. Sievert
                 (Incorporated by reference to Exhibit 10.18 to Post-Effective
                 Amendment No. 2 to the Company's Registration Statement on Form S-1
                 (Registration No. 333-1084) effective July 11, 1996)

  2.13      --   Asset Purchase Agreement, dated as of June 28, 1996, by and among
                 F.Y.I. Incorporated, Robert A. Cook Acquisition Corp., Robert A. Cook
                 and Staff, Inc. and RAC Services, Inc., Robert A. Cook and Robert A.
                 Cook and Anna M. Cook, as Co-Trustees of the Cook 1993 Living Trust
                 (Incorporated by reference to Exhibit 10.19 to Post-Effective
                 Amendment No. 2 to the Company's Registration Statement on Form S-1
                 (Registration No. 333-1084) effective July 11, 1996)

  2.14      --   Agreement and Plan of Reorganization, dated as of August 30, 1996, by and among F.Y.I. Incorporated, California Medical Record Service
                 Acquisition Corp., C.M.R.S. Incorporated and lan Simon (Incorporated
                 by reference to Exhibit 2.14 to Post-Effective Amendment No. 3 to the
                 Company's Registration Statement on Form S-1 (Registration No.
                 333-1084) effective September 11, 1996)

  2.15      --   Agreement and Plan of Reorganization, dated as of August 30, 1996, by and among F.Y.I. Incorporated, Texas Medical Record Service
                 Acquisition Corp., Texas Medical Record Service, Inc., California


                                      19


                 Medical Record Service Acquisition Corp. and Karen Jill Simon
                 (Incorporated by reference to Exhibit 2.15 to Post-Effective
                 Amendment No. 3 to the Company's Registration Statement on Form S-1
                 (Registration No. 333-1084) effective September 11, 1996)

  2.16      --   Agreement and Plan of Reorganization, dated as of August 30, 1996, by and among F.Y.I. Incorporated, Minnesota Medical Record Service
                 Acquisition Corp., Minnesota Medical Record Service, Inc. and Alan
                 Simon (Incorporated by reference to Exhibit 2.16 to Post-Effective
                 Amendment No. 3 to the Company's Registration Statement on Form S-1
                 (Registration No. 333-1084) effective September 11, 1996)

  2.17      --   Agreement and Plan of Reorganization, dated as of August 30, 1996, by and among F.Y.I. Incorporated, ZIA Acquisition Corp., ZIA Information
                 Analysis Group and the shareholders named therein (Incorporated by reference to Exhibit 2.17 to Post-Effective Amendment No. 3 to the
                 Company's Registration Statement on Form S-1 (Registration No.
                 333-1084) effective September 11, 1996)

  2.18      --   Agreement and Plan of Reorganization, dated as of March 27, 1997, by and among F.Y.I. Incorporated, MAVRICC Acquisition Corp., MAVRICC
                 Management Systems, Inc., F.Y.I. Incorporated, Craig F. Moncher and
                 Kyle C. Kerbawy (Incorporated by reference to Exhibit 2.18 to the
                 Company's Current Report on Form 8-K filed on April 9, 1997)

  2.19      --   Agreement and Plan of Reorganization, dated as of March 27, 1997, by and among F.Y.I. Incorporated, MMS Escrow Acquisition Corp., MMS
                 Escrow and Transfer Agency, Inc., Craig F. Moncher and Kyle C.
                 Kerbawy (Incorporated by reference to Exhibit 2.19 to the Company's
                 Current Report Form 8-K filed on April 9, 1997)

  4         --   Form of certificate evidencing ownership of Common Stock of F.Y.I.
                 Incorporated (Incorporated by reference to Exhibit 4.2 to Amendment
                 No. 1 to the Company's Registration Statement on Form S-1
                 (Registration No. 33-98608) effective January 12, 1996)

  5         --   Opinion of Morgan, Lewis & Bockius LLP23.1--Consent of Arthur
                 Andersen LLP23.2--Consent of Morgan, Lewis & Bockius LLP (filed as part of Exhibit 5) 2

  23.1      --   Consent of Arthur Anderson LLP

  23.2      --   Consent of Morgan, Lewis & Bockius LLP (filed as part of Exhibit 5)

  24        --   Power of Attorney (included with the signature page hereof)


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